Exhibit 99.1

Press Release

Surgalign Holdings, Inc. Announces Second Quarter 2020 Results

Deerfield, Ill., Aug 7, 2020 – Surgalign Holdings, Inc. (Nasdaq: SRGA), a leading global pure-play spine company focused on advancing spine surgery and improving patient outcomes, today reported operating results for the second quarter of 2020. The sale of RTI Surgical Holdings, Inc.’s (“RTI”) OEM business closed on July 20, 2020, accordingly, the reported consolidated financial results for the second quarter include results for the OEM and Spine segments.

Second Quarter 2020 Highlights:

•	Consolidated revenue of $54.2 million, compared to $81.6 million in the second quarter of 2019

•	Spine revenue of $20.5 million, compared to $32.6 million in the second quarter of 2019

•	Net loss of $38.7 million inclusive of approximately $15.5 million of non-recurring expenses

•	Adjusted EBITDA loss of $5.3 million

Recent Highlights:

•	Following the sale of RTI’s OEM business which closed on July 20, 2020, the Company was renamed Surgalign Holdings, Inc. (formerly RTI Holdings, Inc.)

•	On July 20, 2020, Terry Rich was appointed President and Chief Executive Officer of Surgalign Holdings. Mr. Rich had previously served as RTI’s Head of Global Spine

“These are very exciting times as we have officially launched Surgalign as a global pure-play spine company,” said Terry Rich, President and Chief Executive Officer of Surgalign Holdings. “We are in a tremendous position to capitalize on the opportunity that lies ahead. Supported by a strong balance sheet and a best-in-class team, we look to build on the foundation of the RTI Surgical spine business to advance care and improve patient outcomes.”

Mr. Rich continued, “During the second quarter, we saw a solid return of demand in June, which continued in July as COVID began to experience a resurgence in some major markets in the U.S. We remain cautiously optimistic about the recovery of the procedure volumes during the balance of the year. Regardless of the near-term uncertainty, we continue to progress with our investments to build, innovate, and acquire, furthering our confidence to drive profitable double-digit topline growth over the long term.”

Second Quarter 2020

The Company’s worldwide revenues for the second quarter of 2020 were $54.2 million compared with $81.6 million during the same period in the prior year. Spine revenue was $20.5 million compared with $32.6 million in the prior year and OEM revenue was $33.7 million compared with $49.0 million in the prior year. Gross profit for the second quarter of 2020 was $23.1 million, or 43% of revenue compared to $46.1 million, or 57% of revenue, in the second quarter of 2019.

Net loss applicable to common shares was $38.7 million, or $0.51 per fully diluted common share in the second quarter of 2020 compared to approximately breakeven in the second quarter of 2019. Adjusted for the impact of non-recurring charges, net loss applicable to common shares was $24.1 million, or $0.32 per fully diluted common share in the second quarter of 2020.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), for the second quarter of 2020 was a loss of $5.3 million compared to income of $9.4 million for the second quarter of 2019. The decline in adjusted EBITDA was primarily driven by the reduction of revenue and gross margin as a result in the reduction of elective surgical procedures related to COVID – 19, partially offset by reduction in spending primarily driven by employee furloughs and management salary reductions.

Business Outlook

Due to the inability to estimate the size and impact of the COVID – 19 pandemic on the Company’s operations and financial results, Surgalign Holdings, Inc. is not providing guidance for fiscal 2020. We will continue to evaluate the impact of the COVID – 19 pandemic on our operations and financial results and will provide additional information when we are more certain.

Conference Call

Surgalign will host a conference call and audio webcast at 9:00 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419 (U.S.) or (760) 666-3754 (International), using conference ID 8591446. The webcast can be accessed through the investor section of Surgalign’s website at www.surgalign.com/investors. A replay of the conference call will be available on Surgalign’s website for one month following the call.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company advancing the science of spine care, focused on delivering innovative solutions that drive superior clinical and economic outcomes. The company is building off a legacy of high quality and differentiated products and continues to invest in clinically validated innovation to deliver better surgical outcomes and improve patient’s lives. Surgalign markets products throughout the United States and in more than 50 countries worldwide through an expanding network of top independent distributors. Surgalign, a member of AdvaMed, is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Marquette, MI, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2019 and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the risk of existing or potential litigation or regulatory action arising from the previously announced SEC and internal investigations and their findings or from the failure to timely file the Form 10-K; (ii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting and the impact of the same; (iii) potential reputational damage that the Company has or may suffer as a result of the findings of the investigations; (iv) general worldwide economic conditions and related uncertainties; (v) the anticipated impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation; (vi) the failure by the Company to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives; (vii) the reliability of our supply chain; (viii) our ability to meet obligations under our material agreements; (ix) the duration of decreased demand for our products; (x) our ability to continue to recall furloughed employees; (xi) whether or when the demand for procedures will increase; (xii) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and capital to fund its operations and pay its obligations as they become due, including the impact of adverse trends or disruption in the global credit and equity markets; (xiii) our financial position and results, total revenue, product revenue, gross margin, and operations; (xiv) the effect of the announcement or disruption from the transaction making it more difficult to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; (xv) the diversion of management time and attention on the transaction; (xvi) the effect and timing of changes in laws or in governmental regulations; (xvii) risks resulting from the recent redemption of Series A Convertible Preferred Stock; and (xviii) other risks described in our public filings with the SEC. These factors should be considered carefully and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting Surgalign’s website at www.surgalign.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$54,225	$81,554	$127,951	$151,575
Costs of processing and distribution	31,093	35,430	64,366	67,564

Gross profit	23,132	46,124	63,585	84,011

Expenses:
Marketing, general and administrative	37,066	41,108	79,719	73,224
Research and development	3,274	3,868	7,556	8,204
Severance and restructuring costs	604	—	604	—
Gain on acquisition contingency	(130)	(1,590)	(130)	(1,590)
Asset impairment and abandonments	882	—	2,761	15
Goodwill impairment	—	—	—	—
Transaction and integration expenses	4,923	1,953	14,203	10,910

Total operating expenses	46,619	45,339	104,713	90,763

Operating income (loss)	(23,487)	785	(41,128)	(6,752)

Total other expense - net	(18,555)	(3,628)	(22,316)	(5,132)

Loss before income tax benefit (expense)	(42,042)	(2,843)	(63,444)	(11,884)
Income tax benefit (expense)	3,298	3,031	6,837	2,721

Net loss	(38,744)	188	(56,607)	(9,163)
Convertible preferred dividend	—	—	—	—

Net income (loss) applicable to common shares	$(38,744)	$188	$(56,607)	$(9,163)

Net loss per common share - basic	$(0.51)	$0.00	$(0.74)	$(0.13)

Net loss per common share - diluted	$(0.51)	$0.00	$(0.74)	$(0.13)

Weighted average shares outstanding - basic	75,814,668	75,144,488	75,995,324	70,409,839

Weighted average shares outstanding - diluted	75,814,668	91,120,956	75,995,324	70,409,839

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Revenues to Adjusted Gross Profit

(Unaudited, in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$54,225	$81,554	$127,951	$151,575
Costs of processing and distribution	31,093	35,430	64,366	67,564

Gross profit, as reported	23,132	46,124	63,585	84,011
Inventory write-off	—	—	48	—
Inventory purchase price adjustment	563	1,036	1,441	1,036

Non-GAAP gross profit, adjusted	$23,695	$47,160	$65,074	$85,047

Non-GAAP gross profit percentage, adjusted	43.7%	57.8%	50.9%	56.1%

Costs of processing and distribution - As Reported	31,093	35,430	64,366	67,564
Less:
Inventory write-off	—	—	48	—
Inventory purchase price adjustment	563	1,036	1,441	1,036

Costs of processing and distribution - Non-GAAP	$30,530	$34,394	$62,877	$66,528

As a percent of revenue	56.3%	42.2%	49.1%	43.9%

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Loss Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss) applicable to common shares	$(38,744)	$188	$(56,607)	$(9,163)
Interest expense, net*	18,772	3,609	22,287	5,082
Provision for income taxes	(3,298)	(3,031)	(6,837)	(2,721)
Depreciation	2,448	4,913	4,214	8,356
Amortization of intangible assets	—	995	473	1,952

Adjusted EBITDA	(20,822)	6,674	(36,470)	3,506
Reconciling items impacting EBITDA
Preferred dividend	—	—	—	—
Non-cash stock based compensation	1,034	1,267	2,344	2,430
Foreign exchange gain (loss)	(217)	19	29	50
Other reconciling items *
Inventory write-off	—	—	48	—
Inventory purchase price adjustment	563	1,036	1,441	1,036
Severance and restructuring costs	604	—	604	—
Gain on acquisition contingency	(130)	(1,590)	(130)	(1,590)
Restatement and related expenses	7,818	—	11,254	—
Asset impairment and abandonments	882	—	2,761	—
Transaction and integration expenses	4,923	1,953	14,203	10,910

Adjusted EBITDA	$(5,345)	$9,359	$(3,916)	$16,342

Adjusted EBITDA as a percent of revenues	-9.9%	11.5%	-3.1%	10.8%

*	Inclusive of interest and amortization of debt discount expense related to debt embedded derivative
**	See explanations in Use of Non-GAAP Financial Measures section later in this release.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Common Shares and Net Income (Loss) Per Diluted Share to

Adjusted Net Income Applicable to Common Shares and Adjusted Net Income Per Diluted Share

(Unaudited, in thousands except per share data)

	For the Three Months Ended
	June 30, 2020		June 30, 2019
	Net Income (Loss) Applicable to Common Shares	Amount Per Diluted Share	Net Income (Loss) Applicable to Common Shares	Amount Per Diluted Share
As reported	$(38,744)	$(0.51)	$188	$
Severance and restructuring costs	604	0.01	—		—
Gain on acquisition contingency	(130)	(0.00)	(1,590)		(0.02)
Asset impairment and abandonments	882	0.01	—		—
Inventory purchase price adjustment	563	0.01	1,036		0.01
Inventory write-off	—	—	—		—
Restatement and related expenses	7,818	0.10	—		—
Transaction and integration expenses	4,923	0.06	1,953		0.02
Tax effect on adjustments	—	—	(3,313)		(0.04)

Adjusted *	$(24,084)	$(0.32)	$(1,726)		$(0.02)

	For the Six Months Ended
	June 30, 2020		June 30, 2019
	Net Income (Loss) Applicable to Common Shares	Amount Per Diluted Share	Net Income (Loss) Applicable to Common Shares	Amount Per Diluted Share
As reported	$(56,607)	$(0.74)	$(9,163)	$(0.13)
Severance and restructuring costs	604	0.01	—	—
Asset impairment and abandonments	2,761	0.04	—	—
Gain on acquisition contingency	(130)	(0.00)	(1,590)	(0.02)
Inventory purchase price adjustment	1,441	0.02	1,300	0.02
Inventory write-off	48	0.00	—	—
Restatement and related expenses	11,254	0.15	—	—
Transaction and integration expenses	14,203	0.19	10,910	0.15
Tax effect on adjustments	—	—	(2,696)	(0.04)

Adjusted *	$(26,426)	$(0.35)	$(1,239)	$(0.02)

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

Amount Per Diluted Share may not foot due to rounding.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we disclose non-GAAP net income applicable to common shares and non-GAAP gross profit adjusted for certain amounts. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating non-GAAP net income applicable to common shares. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included in the reconciliations below.

The following are explanations of the adjustments that management excluded as part of the non-GAAP measures for the three and six months ended June 30, 2020 and 2019. Management removes the amount of these costs including the tax effect on the adjustments from our operating results to supplement a comparison to our past operating performance.

2020 Severance and restructuring costs – The severance and restructuring costs relates to severance costs incurred related to the OEM transaction.

2020 Gain on acquisition contingency – The gain on acquisition contingency relates to an adjustment to our estimate of obligation for future milestone payments on the Zyga acquisition.

2020 Asset impairment and abandonments – These costs relate to asset impairment and abandonments of certain long-term assets within the Spine asset group.

2020 Restatement and related expenses – These costs relate to consulting and legal fees and settlement expenses incurred as a result of the restatement, regulatory and related activities in 2020.

2020 Transaction and integration expenses – These costs relate to transaction and separation expenses due the Sale of OEM in 2020.

2020 Inventory purchase price adjustment – These costs relate to the purchase price effects of acquired Paradigm inventory that was sold during the three and six months ended June 30, 2020.

2019 Gain on acquisition contingency – The gain on acquisition contingency relates to an adjustment to our estimate of obligation for future milestone payments on the Zyga acquisition.

2019 Transaction and integration expenses – These costs relate to acquisition and integration expenses due to the purchase of Paradigm in 2019.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Spine	$20,518	$32,553	$47,627	$56,930
OEM	33,707	49,001	80,324	94,645

Total revenues	$54,225	$81,554	$127,951	$151,575

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2020	December 31, 2019
Assets
Cash	$2,229	$5,608
Accounts receivable - net	46,865	59,288
Inventories - net	122,596	124,149
Prepaid and other assets	9,493	6,769

Total current assets	181,183	195,814

Non-current inventories - net	5,194	6,637
Property, plant and equipment - net	70,131	69,890
Goodwill	55,384	55,384
Other assets - net	19,921	16,784

Total assets	$331,813	$344,509

Liabilities and Stockholders’ Equity
Accounts payable	$37,490	$30,126
Accrued expenses and other current liabilities	33,248	36,085
Current portion of long-term obligations	212,321	174,177

Total current liabilities	283,059	240,388

Long-term liabilities	2,316	3,147

Total liabilities	285,375	243,535

Preferred stock	66,502	66,410

Stockholders’ equity:
Common stock and additional paid-in capital	495,423	493,372
Accumulated other comprehensive loss	(7,701)	(7,629)
Accumulated deficit	(507,786)	(451,179)

Total stockholders’ equity	(20,064)	34,564

Total liabilities and stockholders’ equity	$331,813	$344,509

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(56,607)	$(9,163)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	4,687	10,308
Stock-based compensation	2,344	2,430
Amortization of deferred revenue	(2,375)	(2,585)
Other items to reconcile to net cash used in operating activities	37,814	(13,929)

Net cash provided by (used in) operating activities	(14,137)	(12,939)

Cash flows from investing activities:
Purchases of property, plant and equipment	(7,315)	(6,912)
Patent and acquired intangible asset costs	(419)	(1,126)
Acquisition of Paradigm Spine	—	(99,921)

Net cash used in investing activities	(7,734)	(107,959)

Cash flows from financing activities:
Proceeds from long-term obligations	27,395	115,000
Payments of debt issuance costs	—	(729)
Payments on long-term obligations	(8,720)	—
Payments for treasury stock	(212)	(172)
Other financing activities	20	395

Net cash (used in) provided by financing activities	18,483	114,494

Effect of exchange rate changes on cash and cash equivalents	9	(27)

Net increase (decrease) in cash and cash equivalents	(3,379)	(6,431)
Cash and cash equivalents, beginning of period	5,608	10,949

Cash and cash equivalents, end of period	$2,229	$4,518